UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 9, 2006

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 623-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 9, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with YouTube, Inc. (“YouTube”), Snowmass Holdings, Inc., a newly formed and wholly owned subsidiary of ours (“Merger Sub”), and certain stockholders of YouTube. The Merger Agreement provides for the merger of Merger Sub with and into YouTube, with YouTube continuing as the surviving corporation and our wholly owned subsidiary.

Under the terms of the Merger Agreement, we will acquire all of the outstanding equity interests in YouTube, a privately held company, for aggregate consideration of $1.65 billion of our Class A Common Stock, par value $0.001 per share (“Common Stock”). The number of shares of Common Stock to be issued in the merger will be based on the thirty day average closing price ending two trading days prior to the completion of the merger. A portion of the consideration will be placed in escrow to satisfy certain indemnification obligations of YouTube and its stockholders described in the Merger Agreement.

We have agreed, pursuant to a registration rights agreement that we entered into with YouTube stockholders concurrently with the Merger Agreement, to file a resale shelf registration statement covering the Common Stock to be issued in connection with the merger.

Consummation of the transaction is subject to customary conditions, including (1) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (2) subject to certain exceptions, the accuracy of the representations and warranties and (3) the absence of any material adverse effect on YouTube.

We expect the transaction to close in the fourth calendar quarter of 2006.

Michael Moritz, a member of our board of directors, is a general partner of Sequoia Capital, whose affiliates are stockholders of YouTube.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The issuance of the Common Stock to be issued in this transaction is expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 1.01 of this Form 8-K contains a more detailed description of the Merger Agreement, and is incorporated into this Item 3.02 by reference.

Safe Harbor Statement

This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the closing of the merger. These statements are based on the current expectations or beliefs of our management, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure to receive regulatory approval for the merger or the failure of the other closing conditions in the Merger Agreement to be satisfied and (3) other factors affecting the operation of the respective businesses of us and YouTube. These and other risks are detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended June 30, 2006. We are under no obligation to, and expressly disclaim any such obligation to, update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(d) Exhibits

99.1	Press Release dated October 9, 2006 issued by Google Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: October 12, 2006	/s/ Eric Schmidt
Eric Schmidt Chairman of the Executive Committee and Chief Executive Officer